SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ____.)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ]  Preliminary proxy statement
[ ]  Confidential, for use of the Commission Only
     (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

ORBIT TECHNOLOGIES, INC.
------------------------------------------------------------------------------

(Name of Registrant as specified in its Charter)

------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:
      (2) Form, schedule or registration statement no.:
      (3) Filing party:
      (4) Date filed:

                             ORBIT TECHNOLOGIES INC.
                            CARLSBAD RESEARCH CENTER
                         5950 LA PLACE COURT , SUITE 140
                           CARLSBAD, CALIFORNIA 92008

            TEL. (760) 918-9168 E-MAIL: VISION@ORBIT-TECHNOLOGIES.COM
                               FAX. (760) 918-9213

                                  May 29, 2000

Dear Fellow Stockholder:

      On behalf of the Board of Directors, you are cordially invited to attend the Special Meeting of Stockholders to be held at the Holiday Inn By the Sea in Carlsbad, California on Thursday, June 15, 2000, commencing at 10:00 a.m. We look forward to the opportunity of greeting personally those stockholders who are able to attend.

      At the meeting, you are being asked to consider approval of a Settlement Agreement consummated as a result of a case filed in the Superior Court of the State of California, County of Los Angeles, Case No. BC167043, Richard Benveniste et al., v. Orbit Technologies Inc. et al. A Summary of the Settlement is attached with the proxy. The complete text of the settlement agreement will be available at the Special Meeting. Your directors have proposed its adoption and recommend approval of all the additional proposals.

      You will also be asked to ratify actions of previous shareholders of the Company, specifically authorizing 50 million shares of Common Stock and 1 million shares of Preferred Stock outstanding and also to increase to 100 million shares the number of common stock authorized and 2 million preferred shares of the Company.

      In addition, the Board recommends approval of a new name for the Company of Technology Visions Group, Inc.

      We will also ratify the use of Tabb, Conigliaro, and McGann as independent accountants for the fiscal year 2000 and the Board of Directors for 2000.

FOR THE REASONS STATED HEREIN, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

      During the course of the meeting, management will report on the current activities of the Company and comment on its future plans. A discussion period is also planned so that stockholders will have an opportunity to ask questions and present their comments.

      Please take a moment now to sign, date and mail your proxy in the enclosed postage-paid envelope. Should you later decide to join us at the meeting, you may withdraw your proxy at that time and vote in person.

      Thank you for your interest and consideration.

                              Very truly yours,


                              James B. Lahey
                              Chairman and Chief Executive Officer

IMPORTANT

      Please sign and return your proxy card in the enclosed envelope to authorize the voting of your shares.

ORBIT TECHNOLOGIES INC.

Notice of Special Meeting of Stockholders

      To Stockholders:

      The Special Meeting of Stockholders of Orbit Technologies Inc. will be held in the Holiday Inn By the Sea, 850 Palomar Airport Road, Carlsbad, California, 92008 on Thursday, June 15, 2000, at 10:00 a.m. for the following purposes:

      To approve the Settlement Agreement consummated as a result of a case filed in the Superior Court of the State of California, County of Los Angeles, Case No. BC167043, Richard Benveniste et al., v. Orbit Technologies Inc. et al.

      To ratify the actions of previous shareholders of the Company, specifically authorizing 50 million shares of Common Stock and 1 million shares of Preferred Stock, and to ratify the increase in the authorized Common Stock to 100 million shares of Common Stock and 2 million shares of preferred stock.

      To ratify the appointment of independent accountants, Tabb, Conigliaro & McGann, P.C. for fiscal year 2000.

      To change the name of the Company to "Technology Visions Group, Inc."

      To approve the Board of Directors as listed for the year 2000.

      Bonafide Stockholders of Record at the close of business on May 15, 2000, will be entitled to vote at the meeting.


                                    Secretary

                            ORBIT TECHNOLOGIES, INC.

              NOTICE OF SPECIAL MEETING TO BE HELD ON JUNE 15, 2000

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (the "Special Meeting") of ORBIT TECHNOLOGIES, INC., a Delaware corporation (the "Company" or "Orbit"), will be held at the Holiday Inn By the Sea, 850 Palomar Airport Road, in Carlsbad, California on Thursday, June 15, 2000, commencing at 10:00 a.m. for the following purposes:

      1. To consider and act upon a proposal to approve the Settlement Agreement and Mutual Release between Richard Benveniste et al. and Orbit Technologies Inc. et al, resolving the claims and cross-claims alleged in the Superior Court of the State of California, County of Los Angeles, Case No. BC167043; and

      2. To consider and act upon a proposal to approve and ratify a previous vote of shareholders increasing the authorized amount of Common Stock to 50 million shares and the authorized amount of Preferred Stock to 1 million shares for the Company; and

      3. To consider and act upon a proposal to approve an increase in the authorized amount of Common Stock of the Company to 100 million shares and the authorized amount of Preferred Stock of the Company to 2 million shares for the Company; and

      4. To ratify the appointment of Tabb, Conigliaro & McGann, P. C. as independent accountants for fiscal year 2000; and

      5. To consider and act upon a proposal to approve a change of name for the Company to Technology Visions Group, Inc.; and

      6. To elect the entire Board of Directors for the Year 2000 for a term of one year or until the next shareholder meeting; and

      7. To consider and act upon any other matters which may properly come before the Special Meeting and any adjournment thereof.

The Company's audited financial statements for the year ended December 31, 1999, together with certain other information concerning the Company, are included in the Company's Annual Report (Form 10-KSB), and a Summary of the Settlement in the action Richard Benveniste et al. v. Orbit Technologies Inc. et al. which is enclosed herewith.

A list of the stockholders entitled to vote at the Special Meeting will be open for examination by any stockholder during ordinary business hours for a period of ten days prior to the Special Meeting at the offices of the Company, 5950 La Place Court, Suite 140, Carlsbad, California 92008, and will also be available for examination at the Special Meeting.

YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the Annual Meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

By Order of the Board of Directors,
JAMES B. LAHEY
President and Chief Executive Officer
Carlsbad, California
May 29, 2000

                                 PROXY STATEMENT

                            ORBIT TECHNOLOGIES, INC.
                            CARLSBAD RESEARCH CENTER
                         5950 LA PLACE COURT, SUITE 140
                           CARLSBAD, CALIFORNIA 92008

                                 --------------

                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 15, 2000

                                 --------------

                                     PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of ORBIT TECHNOLOGIES, INC., a Delaware corporation (the "Company" or "Orbit), for use at the Company's 2000 Special Meeting of Stockholders to be held at the Holiday Inn By the Sea, 850 Palomar Airport Road, in Carlsbad, California on Thursday, June 15, 2000, commencing at 10:00 a.m., and at any and all adjournments thereof (the "Special Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Any Stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering written notice of revocation to the Company at its principal office, 5950 La Place Court, Suite 140, Carlsbad, California 92008, by filing with the Secretary of the Company a duly executed written revocation of the proxy or a proxy bearing a later date executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person. The solicitation of proxies is being made only by use of the mails and the cost thereof will be borne by the Company. This Proxy Statement and the Annual Report of the Company for the year ended December 31, 1999 will be mailed on or about May 29, 2000 to each stockholder of record as of the close of business on May 15, 2000.

The cost of preparing, assembling and mailing these proxy materials will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's common stock of record will be requested to forward proxy material to the beneficial owners of such shares.

When your proxy is returned properly signed, the shares represented will be voted in accordance with your directions. Where specific choices are not indicated, proxies will be voted pursuant to the recommendations of the Board of Directors. If a proxy or ballot indicates that a stockholder or nominee abstains from voting or that shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, and those shares will not be reflected in the final tally of the votes cast with regard to that proposal, although such shares will be counted as in attendance at the meeting for purposes of determining a quorum.

The required quorum for the Special Meeting is a majority of the shares outstanding and entitled to vote at the Special Meeting.

                                   PROPOSAL 1

                      RATIFICATION OF SETTLEMENT AGREEMENT
          BETWEEN BENVENISTE ET AL. AND ORBIT TECHNOLOGIES, INC. ET AL

                                   BACKGROUND

Benveniste et. al. v. Orbit et al. The action was filed on March 6, 1997 in the Los Angeles Superior Court as Case No. BC167043. The action is to collect principal, interest and other fees and damages relating to various promissory notes executed between the plaintiffs and Orbit during 1995 aggregating $600,000 and loans made during 1992 aggregating $197,000.

In December 1998, the parties entered into a settlement agreement, which resolves all of the claims and the cross-claims. As part of the settlement, approximately 5 million shares will be surrendered for cancellation by a variety of parties including the Benvenistes. The Benvenistes have agreed to convert debt to equity and will be issued approximately 5.7 million shares of stock.

This litigation is described in the Company's accompanying Annual Report, Form 10-KSB, to Stockholders for 1999 and the Summary of Settlement in the action Benveniste et al. v. Orbit Technologies, Inc. et al. which is included as part of the Proxy Statement. The entirety of the Settlement Agreement will be available at the shareholder meeting.

                                VOTING SECURITIES

The Board of Directors maintains that the Company had approximately 32,799,702 shares of common stock, par value $0. 01 per share (the "Common Stock"), outstanding on May 15, 2000. This number excludes shares claimed by Adrian Joseph; et al.; Mikimak, Ltd, a Bahamian corporation controlled by Mr. Joseph; and shares claimed by Tatum Singletary, et al., (the "Excluded Shares"). Under an order dated October 21, 1997, the Excluded Shares have been held by the Superior Court of California, County of San Diego to have been invalidly issued, and to be null and void. The number of outstanding shares also does include approximately 5,000,000 shares held by other persons which the Board maintains were not validly issued.

Holders of record of shares of the Common Stock at the close of business on May 15, 2000 will be entitled to notice of and to vote at the Special Meeting and will be entitled to one vote for each such share so held of record. Notice will be provided to all shareholders of record on May 15, 2000 including persons who may hold invalidly issued shares.

                                   PROPOSAL 2

   APPROVAL AND RATIFICATION OF A PREVIOUS VOTE OF SHAREHOLDERS INCREASING THE
                        AUTHORIZED SHARES OF THE COMPANY

This proposal is to ratify the actions of previous shareholders who acted on behalf of the Company in previously increasing the authorized shares of Common Stock of the Company. This action is directly related to the aforementioned settlement.

                                   PROPOSAL 3

              INCREASE IN THE AUTHORIZED COMMON AND PREFERRED STOCK

The Board of Directors recommends this action in order to provide the Company with sufficient latitude to deal with future fundings, acquisitions, or other actions which may become available or necessary for the Company.

                                   PROPOSAL 4

            CHANGE OF COMPANY NAME TO TECHNOLOGY VISIONS GROUP, INC.

The Board of Directors recommends that the name of the Company be changed to Technology Visions Group, Inc. This name is more in line with the Company's philosophy and lends itself to the development or spin-off of other technologies, which have resulted from the development of its Polymer Encapsulation Technology (PET) or the result of other technologies that the Company may develop or acquire.

                                   PROPOSAL 5

                         INDEPENDENT PUBLIC ACCOUNTANTS

Tabb, Conigliaro & McGann, P.C. has acted as the Company's independent public accountants since the fiscal year ended December 31, 1993. The Company intends to engage their services again to perform the 2000 audit. Tabb, Conigliaro & McGann, P.C. has advised the Company that they have no direct or indirect financial interest in the Company and its subsidiaries. Tabb, Conigliaro & McGann, P.C. has not indicated to the Company that it is unwilling to serve again as the Company's independent public accountants.

In connection with its audit reports for the two most recent years ended December 31, 1999 and 1998 and the subsequent interim period through March 31, 2000, there have been no disagreements with Tabb, Conigliaro & McGann, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company expects that a representative of Tabb, Conigliaro & McGann, P.C. will be present at the Annual Meeting and that their representative will have the opportunity to make a statement if he so desires and will also be available to answer questions.

                                   PROPOSAL 6

                       ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors is responsible for the affairs of the Company. The Board has spent significant effort and time in re-structuring and solving numerous problems created by and associated with the action of past Directors and Officers of the Company. Presented below is information regarding the nominees for the Board and compensation for services to the Company.

James B. Lahey became President and a director of the Company in March 1995. From 1993 through 1994 he was President and Executive Vice President of Sensotron, Inc., which develops technologically advanced transducer products. From 1989 to 1992 he was Corporate Executive Vice President of W. S. Shamban & Co., a manufacturer of engineered sealing systems. He has previously held senior management positions with W. R Grace & Co. and Ausimont U.S.A. Mr. Lahey holds a Bachelors degree in Civil Engineering from Manhattan College and is a registered professional engineer in New York.

James A. Giansiracusa has been the Secretary of the Company since October 1993 and became Vice President-Operations in January 1994. Before joining the Company, Mr. Giansiracusa was a Lieutenant Colonel in the United States Marine Corps where his duties included command billets in both aviation and infantry. He was also a consultant for Wackenhut Services International, an international security firm, from 1991 to 1992. During Mr. Giansiracusa's military service he, at times, was responsible for over 1,300 persons. Mr. Giansiracusa participated in strategic planning relative to many global scenarios. Mr. Giansiracusa was awarded a Master of Science degree in Systems Management from the University of Southern California in 1983.

Ian C. Gent has been a consultant to the Company since September 1994. Mr. Gent became Chief Financial Officer and a director of the Company in April 1995. He has provided advice in the areas of investment banking, corporate structuring, and organizational strategies. Mr. Gent has also assisted with securities compliance and investor relations. Between 1989 and 1994 he was Vice President and Director of the Canadian Commerce Group of Fleet Bank of New York, a member of the Fleet Financial Group. In January 1994 he became President and Chief Executive Officer of West Niagara Capital Corporation, a private Canadian merchant banking company specializing in technology and real estate consulting. During his 27 years in the securities and banking industries, he has held positions as Vice President, Merrill Lynch Royal Securities in Canada, Managing Director of a regional broker dealer, President and Chief Operating Officer of Southern Tier Gas Producers, and President and Chief Executive Officer of GDM Securities, a wholly owned subsidiary of Goldome Savings Bank. Mr. Gent has a Bachelor of

Science in Business Administration from Ashland College, Ohio and has completed several advanced management and industry programs.

Dr. Stephen V. Prewett has been a consultant to the Company since July 1994 and has provided technological assessment support, technology transfer guidance, and license agreement negotiations. He became Vice President - Technology Development in July 1994 and a director of the Company in April 1995. Dr. Prewett has extensive nuclear industry experience and has served in a variety of positions with the Department of Energy, including Senior Nuclear Engineer from 1976 to 1982. Dr. Prewett was also Director of Environmental Safety and Health and Manager of Environmental Affairs with Gen Corp, a multi-national manufacturing company from 1982 to 1984. Dr. Prewett's background includes market assessment, identifying teaming partners for new technology implementations, and strategy assessment to identify market trends and industry growth areas. Dr. Prewett received a Bachelor of Science in Applied Physics degree from East Carolina University, and Masters and Doctorate degrees from Virginia Polytechnic Institute in Nuclear Science and Engineering.

William N. Whelen, Jr. was appointed a director of the Company in September 1996, filling the vacancy following the resignation of Mr. Joseph. Mr. Whelen has spent the last thirty years in the investment banking business. He has served with two Philadelphia firms, Suplee Mosley, Close and Kerner, and Jenney Montgomery Scott. Today Mr. Whelen is a Director with S. A. Power Corporation USA. He is a registered representative of Simon Securities, New Jersey. Mr. Whelen has an electrical engineering degree from Widener University of Chester, Pennsylvania.

There are no family relationships between any of the Company's directors and officers. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any person has been elected or nominated as a director or executive officer.

For their services to the Company as directors, directors who are not officers or employees of the Company will receive directors fees from the Company. The fees to be paid to such directors will be $1000 per month and $1000 per meeting ($500 if a director participates by phone).

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 2000 SPECIAL MEETING

Any proposal relating to a proper subject which a stockholder may intend to present for action at the 2000 Special Meeting of Stockholders and which such stockholder may wish to have included in the Company's proxy materials for such meeting must, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, be received in proper form by the Company at its principal executive office not later than close of business May 10, 2000. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                                 OTHER BUSINESS

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act, and consent in accordance with their best judgment with respect thereto.

Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

By Order of the Board of Directors,
JAMES B. LAHEY,
President and Chief Executive Officer
Carlsbad, California
May 29, 2000

                            ORBIT TECHNOLOGIES, INC.

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Orbit Technologies, Inc. (the "Company") hereby nominates, constitutes and appoints James B. Lahey and James A. Giansiracusa, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all common stock of Orbit Technologies, Inc. which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Company ("the Special Meeting") to be held at the Holiday Inn By the Sea, 850 Palomar Airport Road in Carlsbad,
California on June 15, 2000, at 10:00 a.m., and any and all adjournments thereof, with respect to the matter described in the accompanying Proxy Statement, and, in their discretion, on such other matters which may properly come before the Special Meeting, as fully and with the same force and effect as the undersigned might or could do if personally present, as follows:

         THE BOARD OF DIRECTORS RECOMMENDS A "VOTE FOR" THE PROPOSALS.

1. Approval of Settlement and Mutual Release Agreement between Richard Benveniste et al., and Orbit Technologies Inc. et al.

      VOTE FOR |_|     VOTE AGAINST  |_|

2. Approval of 50 million shares of Common Stock and 1 Million Shares of Preferred Stock as authorized by previous shareholder actions.

      VOTE FOR |_|     VOTE AGAINST  |_|

3. Approval of an increase in the authorized stock to 100 million shares of Common Stock and 2 Million Shares of Preferred Stock.

      VOTE FOR |_|     VOTE AGAINST  |_|

4. Approval of a name change for the Company to Technology Visions Group, Inc.

      VOTE FOR |_|     VOTE AGAINST  |_|

5. Approval of independent accountants Tabb, Conigliaro & McGann, P.C. for the fiscal year 2000.

      VOTE FOR |_|     VOTE AGAINST  |_|

6.    Approval of the Board of Directors.

      VOTE FOR |_|     VOTE AGAINST  |_|

                (continued and to be signed on the reverse side)

                          (continued from reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE ON REVERSE SIDE.

THE PROXY CONFERS AUTHORITY TO VOTE AND UNLESS SPECIFIED OTHERWISE SHALL BE VOTED FOR PURSUANT TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR THE PROPOSALS BY THE PROXY HOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING.

                                              Dated:____________________________

                                              __________________________________
                                              (Please Print Name)

                                              __________________________________
                                              (Signature of Stockholder)

                                              __________________________________
                                              (Please Print Name)

                                              __________________________________
                                              (Signature of Stockholder)

                                             (Please date this Proxy and sign
                                              your name as it appears on your
                                              stock certificates. Executors,
                                              administrators, trustees, etc.,
                                              should give their full titles. All
                                              joint owners should sign.)

                                              I (We) do ____ do not _______
                                              expect to attend the meeting.

                                              Number of persons _______________